UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 13, 2025, Mersana Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 12, 2025, by and among the Company, Day One Biopharmaceuticals, Inc., a Delaware corporation (“Parent”), and Emerald Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, on December 5, 2025, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), for (i) $25.00 per Share, net to the stockholder in cash, without interest and less any applicable tax withholding(the “Upfront Cash Consideration”), plus (ii) one non-tradeable contingent value right per Share (each, a “CVR” and collectively, the “CVRs”), which represents the right to receive certain contingent milestone payments of up to an aggregate of $30.25 per share in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of that certain Contingent Value Rights Agreement (the “CVR Agreement”), dated as of January 6, 2026, by and between Parent and Computershare Inc. and Computershare Trust Company, N.A. (the Upfront Cash Consideration plus one CVR, collectively, the “Offer Price”).

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m., Eastern Time, on January 5, 2026 (such date and time, the “Expiration Time”), and were not extended. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary”), advised Purchaser that, as of the Expiration Time, a total of 3,029,135 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 60.57% of the issued and outstanding Shares as of the Expiration Time. Accordingly, the Minimum Condition (as defined in the Merger Agreement) had been satisfied. As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, on January 6, 2026, Purchaser irrevocably accepted for payment the Shares that were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time. Parent transmitted payment for such Shares to the Depositary, which will disburse the Upfront Cash Consideration to tendering Company stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer.

Following the consummation of the Offer, pursuant to the terms and conditions of the Merger Agreement, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, on January 6, 2026, Purchaser was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares that were owned by the Company (or held in the treasury of the Company), Parent, Purchaser or any of their respective subsidiaries or (ii) Shares that were held by stockholders who were entitled to demand and properly demanded appraisal rights for such Shares in accordance with Section 262 of the DGCL), were cancelled and converted into the right to receive the Offer Price, without interest, subject to any applicable withholding tax.

Pursuant to the Merger Agreement, the treatment of the Company’s equity awards was as follows:

•	Effective immediately prior to the Effective Time, each option to purchase shares of Common Stock that was outstanding and unexercised as of immediately prior to the Effective Time and had an exercise price per share that was less than the Upfront Cash Consideration (a “Cash-Out Option”), became fully vested and was automatically cancelled and converted into the right to receive, without interest and subject to deduction for any required tax withholding, (i) the Offer Price minus (ii) the exercise price payable per share of Common Stock underlying such Cash-Out Option;

•	Effective as of December 19, 2025 (the “Acceleration Date”), each option to purchase shares of Common Stock then outstanding and unexercised that had an exercise price per share that was equal to or greater than the Upfront Cash Consideration (an “Out-of-the-Money Option”), became fully vested and exercisable up to and through the closing of regular trading on the Nasdaq Stock Market (“Nasdaq”) on December 29, 2025 (the “Last Exercise Date”) in accordance with the terms and conditions of such Out-of-the-Money Option, and if not exercised on or prior to the closing of regular trading on the Last Exercise Date, such Out-of-the-Money Option was cancelled and ceased to exist as of the Effective Time, and no consideration will be delivered in exchange for such Out-of-the-Money Option; and

•	As of immediately prior to the Effective Time, each restricted stock unit, which represented the right to receive one share of Common Stock, that was then outstanding (whether vested or unvested) was automatically cancelled and converted into the right to receive, without interest and subject to deduction for any required tax withholding, the Offer Price.

The foregoing description of the Offer, the Merger and the Merger Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 13, 2025 and is incorporated herein by reference. The foregoing description of the CVR Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the CVR Agreement, a copy of which is attached as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on February 28, 2024, the Company entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (the “Sales Agent”) with respect to an “at-the-market” offering program under which the Company could offer and sell, from time to time, shares of Common Stock through the Sales Agent. Effective as of January 6, 2026, the Company terminated the Sales Agreement.

Effective as of the Effective Time, the Company terminated its 2007 Stock Incentive Plan, as amended, 2017 Stock Incentive Plan and 2022 Inducement Stock Incentive Plan. Effective immediately prior to the Effective Time, the Company terminated the Company’s 2017 Employee Stock Purchase Plan.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2026, the Company (i) notified Nasdaq of the anticipated consummation of the Merger and (ii) requested that Nasdaq suspend trading of the Common Stock, effective as of 8:00 p.m., Eastern Time, on January 5, 2026, and, following the Effective Time, file with the SEC a Form 25, Notification of Removal from Listing and/or Registration, to delist all the Common Stock from Nasdaq and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL on January 6, 2026, a change in control of the Company occurred. At the Effective Time, the Company became a direct wholly-owned subsidiary of Parent. The Upfront Cash Consideration was funded through Parent’s cash on hand.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, (i) each of Lawrence M. Alleva, William H. Dere, Allene M. Diaz, Andrew A. F. Hack, Kristen M. Hege, Martin Huber, David Mott and Anna Protopapas resigned from his or her respective position as a member of the Company’s board of directors and all committees thereof, effective as of the Effective Time and (ii) Charles N. York II and Adam Dubow, each a director of Purchaser immediately prior to the Effective Time, became directors of the Company, in each case, effective as of the Effective Time. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, each officer of Purchaser immediately prior to the Effective Time became an officer of the Company effective as of the Effective Time. The officers of Purchaser immediately prior to the Effective Time were Charles N. York II as Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer and Treasurer and Adam Dubow as Chief Compliance Officer, General Counsel and Secretary. Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the Effective Time, ceased being officers of the Company.

Biographical and other information with respect to Charles N. York II and Adam Dubow is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO originally filed with the SEC by Parent on December 5, 2025 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation of the Company was amended and restated in its entirety, effective as of the Effective Time, and the bylaws of the Company were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s Sixth Amended and Restated Certificate of Incorporation and the Third Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 12, 2025, by and among Mersana Therapeutics, Inc., Day One Biopharmaceuticals, Inc., and Emerald Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-38129) filed by Mersana Therapeutics, Inc. on November 13, 2025).

2.2**	Contingent Value Rights Agreement, dated as of January 6, 2026, by and between Day One Biopharmaceuticals, Inc. and Computershare Inc. and Computershare Trust Company, N.A.

3.1**	Sixth Amended and Restated Certificate of Incorporation of Mersana Therapeutics, Inc.

3.2**	Third Amended and Restated Bylaws of Mersana Therapeutics, Inc.

104**	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule, exhibit or similar attachment to Exhibit 2.1.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: January 6, 2026	By:	/s/ Charles N. York II
Name: Charles N. York II, M.B.A.
Title: Chief Executive Officer